Exhibit 3.6

______________________________________________________ ______________________________________________________ __________________________ ____ ____________________ _______________________ ______________ ______________________________________________________ ______________________________________________________ __________________________ ____ ____________________ ______________________________________________________ ______________________________________________________ ______________________________________________________ ______________________________________________________ Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Articles of Incorporation for a Profit Corporation filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.) 1. The domestic entity name for the corporation is ______________________________________________________. (Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.) 2. The principal office address of the corporation’s initial principal office is Street address Mailing address (leave blank if same as street address) (Street number and name) (City) (State) (ZIP/Postal Code) (Province – if applicable) (Country) (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code) _______________________ ______________. (Province – if applicable) (Country) 3. The registered agent name and registered agent address of the corporation’s initial registered agent are Name (if an individual) ____________________ ______________ ______________ _____ (Last) (First) (Middle) (Suffix) or (if an entity) ______________________________________________________ (Caution: Do not provide both an individual and an entity name.) Street address Mailing address (leave blank if same as street address) (Street number and name) __________________________ CO ____________________ (City) (State) (ZIP/Postal Code) (Street number and name or Post Office Box information) __________________________ CO ____________________. (City) (State) (ZIP/Postal Code) ARTINC_PC Page 1 of 3 Rev. 8/5/2013 Dodge P.O. Box 6663 DBSD Corporation CO Englewood P.O. Box 6663 United States Englewood 80155 80112 9601 S. Meridian Blvd. Stanton United States Englewood 80155 80112 9601 S. Meridian Blvd. CO Englewood R. Colorado Secretary of State Date and Time: 02/24/2016 10:58 AM ID Number: 20161133982 Document number: 20161133982 Amount Paid: $50.00

______________________________________________________ __________________________ ____ ____________________ (The following statement is adopted by marking the box.) The person appointed as registered agent above has consented to being so appointed. 4. The true name and mailing address of the incorporator are Name (if an individual) ____________________ ______________ ______________ _____ (Last) (First) (Middle) (Suffix) or (if an entity) ______________________________________________________ (Caution: Do not provide both an individual and an entity name.) Mailing address ______________________________________________________ (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code) _______________________ ______________. (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment. 5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows. The corporation is authorized to issue _________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution. Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment. 6. (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains additional information as provided by law. 7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are __________________________. (mm/dd/yyyy hour:minute am/pm) Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered. ARTINC_PC Page 2 of 3 Rev. 8/5/2013 80155 P.O. Box 6663 DBSD Services Limited 10,000 ✔ Englewood CO United States

____________________ ______________ ______________ _____ ______________________________________________________ ______________________________________________________ __________________________ ____ ____________________ 8. The true name and mailing address of the individual causing the document to be delivered for filing are (Last) (First) (Middle) (Suffix) (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code) _______________________ ______________. (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s). ARTINC_PC Page 3 of 3 Rev. 8/5/2013 United StatesAnn CO Strickland P.O. Box 6663 80155 Tracy Englewood